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                                                                    EXHIBIT 99.3

                               ADDENDUM NUMBER TWO
                                       TO
                       DEVELOPMENT AND LICENSING AGREEMENT
                                       FOR
                        SAFETY "SELDINGER" NEEDLE DEVICE

THIS ADDENDUM is made this 27th day of December, 2004 to the Development and Licensing Agreement between Med-Design Corporation and MedAmicus, Inc. dated August 25, 2000, as amended by Addendum Number One to such agreement dated as of September 21, 2001 (the "Agreement").

FOR GOOD AND VALUABLE CONSIDERATION, Med-Design and Enpath agree to further amend the Agreement as follows:

1. Parties. The parties to the Agreement acknowledge that MedAmicus, Inc. changed its corporate name to Enpath Medical, Inc. as of February 2, 2004, and all references in the Agreement to MedAmicus, Inc. or MedAmicus should be interpreted after such date to reference Enpath Medical, Inc. or Enpath.

2. Exhibit C - Minimum Purchase Quantities. The quantity set forth in Exhibit C of the Agreement for Royalty Year 4, which applies to calendar year 2004, is hereby adjusted to -0- annually.

3. Negotiation Period. In consideration of the amendments set forth in this Addendum, Enpath agrees that during the period from the date of this Addendum until April 30, 2005 (the "Negotiation Period"), Enpath will maintain its business of manufacturing and marketing the Safety Seldinger Needle (the "Safety Needle Business") and Enpath will not sell or transfer the Safety Needle Business to a third party. During the Negotiation Period, Enpath and Med-Design agree to negotiate in good faith the potential sale of the Safety Needle Business to Med-Design in a manner that will provide uninterrupted supply of the safety needles to Enpath's customers. No arrangement to sell or purchase the Safety Needle Business will be binding on either party unless and until a definitive agreement, setting forth mutually acceptable terms, is executed by both Enpath and Med-Design.

4. Confidentiality. The terms of this Addendum and the fact that discussions are taking place regarding the Safety Needle Business are confidential and must not be publicly disclosed by a party without the prior written consent of the other party, except that a party may make any public disclosure it believes in good faith, upon the advice of counsel, is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will provide a draft of the disclosure to the other party and provide a reasonable period of time to comment before making the disclosure).

5. Other. All other terms of the Agreement shall remain in full force and effect. This Addendum may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Addendum:

THE MED-DESIGN CORPORATION                 ENPATH MEDICAL, INC.


/S/ JOSEPH N. BONGIOVANNI, III             /S/ MARK KRAUS
--------------------------------           -------------------------------------
Signature                                  Signature

JOSEPH N. BONGIOVANNI, III                 MARK KRAUS
--------------------------------           -------------------------------------
Print Name                                 Print Name

Vice President and Secretary               President - Delivery Systems Division
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Title                                      Title